CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No.____) of our report, dated November 5, 1996, on our audits of the consolidated financial statements of NBTY, Inc. and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------
                                        COOPERS & LYBRAND L.L.P.



Melville, New York
November 4, 1997.